                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Rock-Tenn Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


     (2)  Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:

                            (ROCK-TENN COMPANY LOGO)

                               December 18, 2000

To our Shareholders:

     It is our pleasure to invite you to attend our annual meeting of shareholders, which is to be held on January 26, 2001 at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will start at 9:00 a.m., local time.

     On the ballot at this year's annual meeting are our proposals to elect five directors to our board of directors, one of whom will fill a vacancy in the class of directors whose term expires at the annual meeting in 2002, to adopt and approve the Rock-Tenn Company 2000 Incentive Stock Plan and to adopt and approve an amendment to the Rock-Tenn Company 1993 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of our Class A Common Stock available for purchase under the plan. A representative of Ernst & Young LLP, our independent auditors, will be at the annual meeting. We look forward to answering your questions at the annual meeting.

     We hope that you will attend the annual meeting. In the meantime, please complete, sign and return your proxy in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

                                            Sincerely,

                                            /s/ James A. Rubright
                                            James A. Rubright
                                            Chairman and
                                            Chief Executive Officer

                            (ROCK-TENN COMPANY LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 26, 2001

             TIME:    9:00 a.m., local time on Friday, January 26, 2001
            PLACE:    Northeast Atlanta Hilton at Peachtree Corners
                      5993 Peachtree Industrial Boulevard
                      Norcross, Georgia 30092
ITEMS OF BUSINESS:    (1) To elect five directors, one of whom will fill
                      a vacancy in the class of directors whose term
                          expires at the annual meeting in 2002.
                      (2) To adopt and approve the Rock-Tenn Company 2000
                          Incentive Stock Plan.
                      (3) To adopt and approve an amendment to the Rock-
                          Tenn Company 1993 Employee Stock Purchase Plan
                          to increase by 1,000,000 the number of shares
                          of our Class A Common Stock available for
                          purchase under the plan.
                      (4) To transact any other business that properly
                      comes before the meeting or any adjournment of the
                          annual meeting.
     WHO MAY VOTE:    You can vote if you were a holder of Class A Common
                      Stock or Class B Common Stock of record on December
                      7, 2000.
    ANNUAL REPORT:    A copy of our Annual Report is enclosed.
   DATE OF NOTICE:    December 18, 2000.
  DATE OF MAILING:    This notice and the proxy statement are first being
                      mailed to shareholders on or about December 18,
                      2000.

                               ROCK-TENN COMPANY
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 26, 2001

                            ------------------------

                               ABOUT THE MEETING

WHO IS FURNISHING THIS PROXY STATEMENT?

     This proxy statement is being furnished to our shareholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of shareholders to be held on January 26, 2001.

WHAT AM I VOTING ON?

     You will be voting on the following:

     - To elect five directors, one of whom will fill a vacancy in the class of directors whose term expires at the annual meeting in 2002,

     - To adopt and approve the Rock-Tenn Company 2000 Incentive Stock Plan, which we refer to as the Incentive Stock Plan,

     - To adopt and approve an amendment to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, which we refer to as the Purchase Plan Amendment, to increase by 1,000,000 the number of shares of our Class A Common Stock available for purchase under the plan, and

     - To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

     You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters rights.

WHO CAN VOTE?

     You may vote if you owned Class A Common Stock or Class B Common Stock as of the close of business on December 7, 2000. As of December 7, 2000, there were 22,457,514 shares of Class A Common Stock and 10,813,265 shares of Class B Common Stock outstanding.

HOW DO I VOTE?

     You may vote by:

     - completing, signing and returning the enclosed proxy, or

     - attending the annual meeting and voting in person.

CAN I VOTE AT THE ANNUAL MEETING?

     You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy by mail.

WHAT IF MY SHARES ARE REGISTERED IN MORE THAN ONE PERSON'S NAME?

     If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

     It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Atlanta, Mail Code 258, P.O. Box 4625 Atlanta, Georgia 30302, and may be reached at 1-800-568-3476.

WHAT IF I RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     If you sign and return your proxy but do not include voting instructions, your proxy will be voted:

     - FOR the election of the five nominee directors named on pages 4 and 5 of this proxy statement,

     - FOR the adoption and approval of the Incentive Stock Plan, and

     - FOR the adoption and approval of the Purchase Plan Amendment.

CAN I CHANGE MY MIND AFTER I VOTE?

     You may change your vote at any time before the polls close at the annual meeting. You may do this by:

     - giving written notice to the Secretary of our company,

     - delivering a later-dated proxy, or

     - voting in person at the annual meeting.

HOW MANY VOTES AM I ENTITLED TO?

     If you own Class A Common Stock, you are entitled to one vote for each share you own. If you own Class B Common Stock, you are entitled to ten votes for each share you own. Holders of Class A Common Stock and Class B Common Stock will vote together as a single voting group for all matters to be voted on at the annual meeting. Sometimes in this proxy statement we refer to the Class A Common Stock and the Class B Common Stock collectively as the Common Stock.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

     In order for us to conduct the annual meeting the holders of a majority of the votes of the Common Stock outstanding as of December 7, 2000 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you:

     - return a properly executed proxy (even if you do not provide voting instructions), or

     - attend the annual meeting and vote in person.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

     The five nominees receiving the highest number of "yes" votes will be elected directors. This number is called a plurality. If you do not vote in person or sign and return a proxy, your shares will not be counted as "yes" votes or "no" votes at the annual meeting.

HOW MANY VOTES ARE NEEDED TO ADOPT AND APPROVE THE INCENTIVE STOCK PLAN?

     To adopt and approve the Incentive Stock Plan, the "yes" votes cast at the annual meeting must exceed the "no" votes cast at the annual meeting, provided that the "yes" votes represent over 50% of the votes of the Common Stock outstanding as of December 7, 2000. If you do not vote in person or sign and return a proxy, your shares will not be counted as "yes" votes or "no" votes at the annual meeting.

HOW MAY VOTES ARE NEEDED TO ADOPT AND APPROVE THE PURCHASE PLAN AMENDMENT?

     To adopt and approve the Purchase Plan Amendment, the "yes" votes cast at the annual meeting must exceed the "no" votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as "yes" votes or "no" votes at the annual meeting.

HOW MANY VOTES ARE NEEDED FOR OTHER MATTERS?

     To approve any other matter that properly comes before the annual meeting, the "yes" votes cast in favor of the matter must exceed the "no" votes cast against the matter.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares on "routine" matters, which includes the election of directors. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as "yes" votes or "no" votes, as the case may be, with respect to all "routine" matters voted on at the annual meeting. However, the adoption and approval of the Incentive Stock Plan and the Purchase Plan Amendment are not considered "routine" matters under the New York Stock Exchange rules. Accordingly, a brokerage firm may not vote your shares on these matters without specific instructions from you, and in the absence of instructions, your shares will count as present at the annual meeting for purposes of establishing a quorum but will not count as "yes" or "no" votes with respect to the proposals to adopt and approve the Incentive Stock Plan or the Purchase Plan Amendment. Further, because the Incentive Stock Plan must be approved by 50% of the votes of the Common Stock outstanding on December 7, 2000, failure to provide instructions will have the effect of a vote against adopting and approving the Incentive Stock Plan. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes, but will not count as "yes" votes or "no" votes on any matter voted on at the annual meeting. These are referred to as broker non-votes.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     Our board of directors currently has 12 members and two vacant seats. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. At the annual meeting on January 26, 2001, five nominees for director are to be elected to serve on our board of directors. Four of the nominees will be elected to serve until the annual meeting in 2004, or until their successors are qualified and elected. One of the nominees will be elected to fill a vacancy in the class of directors whose term expires at the annual meeting in 2002, or until his successor is elected and qualified. Our directors must retire when they reach the age of 72.

     We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors either:

     - to elect substitute nominees recommended by the board,

     - to allow the vacancy created to remain open until filled by the board, or

     - to reduce the number of directors for the ensuing year.

     In no event, however, can a proxy be voted to elect more than five directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR STEPHEN G. ANDERSON, ROBERT B. CURREY, L.L. GELLERSTEDT, III AND JOHN W. SPIEGEL TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2004, OR UNTIL THEIR SUCCESSORS ARE QUALIFIED AND ELECTED. THE BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR G. STEPHEN FELKER TO HOLD OFFICE UNTIL THE ANNUAL MEETING IN 2002, OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE NOMINEES.

NOMINEES FOR ELECTION -- TERM EXPIRING 2004

     Stephen G. Anderson, 62, has served as a director since 1977. Dr. Anderson has been a physician for more than five years in private practice in Winston-Salem, North Carolina.

     Robert B. Currey, 60, has served as a director since 1989. Mr. Currey founded Currey & Company, Inc., an outdoor furniture business, and has served as chairman, president and chief executive officer of that business for more than five years. Mr. Currey is the brother of Bradley Currey, Jr., a director of our company, and the uncle of Russell M. Currey, senior vice president of marketing and planning of our company.

     L.L. Gellerstedt, III, 44, has served as a director since January 1998. Mr. Gellerstedt served as chairman of Children's Healthcare of Atlanta from January 1998 until June 2000. From May 1998 until August 1999, Mr. Gellerstedt was chairman and chief executive officer of American Business Products Inc., a printing company. Mr. Gellerstedt was chairman and chief executive officer of Beers Construction Company, a construction company, from June 1994 to May 1998. From November 1990 until June 1994, Mr. Gellerstedt served as president and chief executive officer of Beers Construction Company. Mr. Gellerstedt is a director of SunTrust Bank, Atlanta, a commercial bank, and Alltel Corporation, a nationwide telecommunications services company.

     John W. Spiegel, 59, has served as a director since 1989. Mr. Spiegel has served as executive vice president and chief financial officer of SunTrust Banks, Inc., a bank holding company, for more than five years. Mr. Spiegel is also a director of Conti Financial Corporation, a consumer and commercial finance business, Suburban Lodges of America, a real estate investment trust, and SunTrust Capital Markets.

NOMINEE FOR ELECTION -- TERM EXPIRING 2002

     G. Stephen Felker, 48, has served as chairman of the board of Avondale Incorporated, a textile manufacturer, since 1992, president and chief executive officer of Avondale since 1980, and in various other capacities at Avondale since 1974. Mr. Felker serves as chairman of the Georgia State Advisory Board of Wachovia Bank, N.A. and is a director of American Fibers and Yarns, Inc.

INCUMBENT DIRECTORS -- TERM EXPIRING 2003

     Bradley Currey, Jr., 70, has served as a director since 1967 and served as chairman of the board from July 1993 until January 2000. Mr. Currey served as chief executive officer from 1989 until October 1999 and president from 1978 until October 1995. Mr. Currey is also a director of Genuine Parts Company, an auto parts wholesaler, and Brown & Brown, Inc., an insurance agency. Mr. Currey is the father of Russell M. Currey, senior vice president of marketing and planning of our company, and the brother of Robert B. Currey, a director of our company.

     John D. Hopkins, 62, has served as a director since 1989. Mr. Hopkins has served as executive vice president and general counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, since April 1993.

     Lou Brown Jewell, 69, has served as a director since January 1994 and has been a homemaker for more than five years. Mrs. Jewell is a member of the board of Visiting Nurse Health System and chairman of the Mary Louise Morris Brown Charitable Trust.

     James W. Johnson, 59, has served as a director since 1984. Mr. Johnson has served as president of McCranie Tractor Company, a John Deere tractor dealership, for more than five years.

     James A. Rubright, 54, has served as chairman of the board since January 2000 and chief executive officer since October 1999. Mr. Rubright served as vice-chairman of the board from October 1999 until January 2000. Prior to joining our company, Mr. Rubright served as executive vice president of Sonat, Inc. with responsibility for Sonat's interstate natural gas pipeline group since May 1997 and energy services businesses since May 1998. Mr. Rubright served as senior vice president, general counsel and chief accounting officer of Sonat, Inc. from May 1995 to May 1997. Mr. Rubright is also a director of Avondale Incorporated.

INCUMBENT DIRECTORS -- TERM EXPIRING 2002

     J. Hyatt Brown, 63, has served as a director since 1971. Mr. Brown has served as chairman, president and chief executive officer of Brown & Brown, Inc., an insurance agency, for more than five years. Mr. Brown is also a director of SunTrust Banks, Inc., a bank holding company, BellSouth Corporation, a telephone communications company, FPL Group, Inc., an electric utility company, and International Speedway Corp., a motor sports company.

     A.D. Frazier, 56, has served as a director since January 1997. He is a global partner and director of AMVESCAP, PLC, an investment management company. He has served as president and chief executive officer of INVESCO, Inc., an investment management company, from November 1996 until December 2000. Mr. Frazier served as chief operating officer of the Atlanta Committee for the Olympic Games from March 1991 until October 1996. Mr. Frazier is also a director of Apache Corp., an oil and gas exploration company, Magellan Health Services, Inc., a managed health care provider, and RJR Tobacco Holdings, Inc., a tobacco products company.

     C. Randolph Sexton, 71, has served as a director since 1967. Mr. Sexton owns and manages citrus groves and a citrus packing plant in Vero Beach, Florida, which he has done for more than five years.

MEETINGS OF THE BOARD OF DIRECTORS

     The board of directors met four times during fiscal 2000. Each director attended at least 75% of all meetings of the board and committees on which they served in fiscal 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has an executive committee, an audit committee and a compensation and options committee.

     Executive Committee. Messrs. J. Hyatt Brown, Bradley Currey, Jr., John D. Hopkins, James A. Rubright and John W. Spiegel are members of the executive committee. Mr. Brown is chairman of the committee. The executive committee is authorized to exercise the authority of the full board in managing the business and affairs of our company. However, the executive committee does not have the power to:

     - approve or propose to shareholders action that Georgia law requires to be approved by shareholders,

     - fill vacancies on the board or any of its committees,

     - amend our charter,

     - adopt, amend or repeal our bylaws, or

     - approve a plan of merger not requiring shareholder approval.

     This committee held three meetings in fiscal 2000.

     Audit Committee. Dr. Stephen G. Anderson, Mr. A.D. Frazier and Mr. John W. Spiegel are members of the audit committee. Mr. Spiegel is chairman of the committee. None of the members of the committee are employees of our company. The audit committee is responsible for:

     - recommending independent auditors,

     - discussing with our independent auditors their independence from management,

     - reviewing with our independent auditors and internal audit staff the scope and results of their respective audits,

     - discussing with management and our independent auditors the interim and annual financial statements that we file with the SEC, and

     - reviewing and monitoring our accounting policies and financial and accounting controls.

     The audit committee may exercise additional authority prescribed from time to time by the board of directors.

     This committee held two meetings in fiscal 2000.

     Compensation and Options Committee. Mrs. Lou Brown Jewell and Messrs. L.L. Gellerstedt, III, John D. Hopkins and James W. Johnson are members of the compensation and options committee. Mr. Johnson is chairman of the committee. The compensation and options committee is responsible for:

     - establishing salaries, bonuses and other compensation for our chief executive officer, and

     - administering our stock option plans, employee stock purchase plan, key-employee incentive bonus plan and supplemental executive retirement plan.

     This committee held one meeting in fiscal 2000.

COMPENSATION OF DIRECTORS

     Directors who are not employees of our company receive $14,000 each year plus $1,500 for each board and committee meeting attended. Each director that chairs a committee receives $5,000 each year if he or she is not an employee of our company. In addition, directors are reimbursed for their out-of-pocket expenses in attending meetings.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The table below shows, as of December 7, 2000, how many shares of each class of our Common Stock were beneficially owned by our directors, named executive officers, owners of 5% or more of our Common Stock and our directors and executive officers as a group. Under the rules of the SEC, a person "beneficially owns" securities if that person has or shares the power to vote or dispose of the securities. The person also "beneficially owns" securities which that person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

                                 BENEFICIAL OWNERSHIP OF      BENEFICIAL OWNERSHIP OF
                                 CLASS A COMMON STOCK(1)       CLASS B COMMON STOCK
                                -------------------------    -------------------------     PERCENTAGE
                                  NUMBER        PERCENT        NUMBER        PERCENT      OF COMBINED
                                OF SHARES     OF CLASS(2)    OF SHARES     OF CLASS(3)    VOTING POWER
                                ----------    -----------    ----------    -----------    ------------
James A. Rubright.............     170,000(4)         *          70,000            *             *
Edward E. Bowns...............     275,439(5)      1.21%        175,364(6)      1.62%         1.42%
Nicholas G. George............     169,973(7)         *          16,066            *             *
David E. Dreibelbis...........     340,850(8)      1.50         192,046(9)      1.77          1.58
Steven C. Voorhees............     110,800(10)        *          45,800            *             *
John H. Morrison..............     111,536(11)        *          29,201(12)        *             *
Russell M. Currey.............   1,608,216(13)     6.68       1,530,816(14)    14.15         11.77
Stephen G. Anderson...........     716,292(15)     3.15         307,150(16)     2.84          2.67
J. Hyatt Brown(17)............   4,743,917(18)    18.76       2,828,736(19)    26.16         23.13
Bradley Currey, Jr.(20).......   2,916,998(21)    11.69       2,388,621(22)    22.09         18.68
Robert B. Currey..............     143,923(23)        *          69,841(24)        *             *
A.D. Frazier..................       4,058            *               0            *             *
L.L. Gellerstedt, III.........       2,000            *               0            *             *
John D. Hopkins...............     894,399(25)     3.91         440,388(26)     4.07          3.72
Lou Brown Jewell(27)..........   2,140,756(28)     8.97       1,398,296(29)    12.93         11.28
James W. Johnson..............     152,530(30)        *          71,965(31)        *             *
C. Randolph Sexton............     527,628(32)     2.31         410,178(33)     3.79          3.23
John W. Spiegel...............      48,308(34)        *          47,094            *             *
David C. Nicholson............     194,442(35)        *               0            *             *
Jay Shuster...................     720,124(36)     3.19               0            *             *
All directors and executive
  officers as a group (27
  persons)....................  13,014,543(37)    41.19       8,123,910(38)    74.86         65.25

---------------

*   Less than 1%.

(1) Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time subject to compliance with certain first offer rights. As a result, shares of Class A Common Stock shown in the table as beneficially owned by any individual include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by such individual.

(2) Based on an aggregate of 22,457,514 shares of Class A Common Stock issued and outstanding as of December 7, 2000 plus, for each individual,

     - the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by such individual,

     - the number of shares of Class A Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 5, 2001, and

     - the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 5, 2001.

 (3) Based on an aggregate of 10,813,265 shares of Class B Common Stock issued and outstanding as of December 7, 2000 plus, for each individual, the number of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 5, 2001.

 (4) These amounts reflect:

     - 100,000 shares issuable upon exercise of stock options beneficially owned by Mr. Rubright, and

     - 70,000 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Rubright.

 (5) These shares include:

     - 1,049 shares held by Mr. Bowns' spouse,

     - 69,100 shares issuable upon exercise of stock options beneficially owned by Mr. Bowns, and

     - 175,364 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Bowns.

 (6) These shares include 4,521 shares held in joint tenancy with Mr. Bowns' former spouse and Mr. Bowns' son.

 (7) These shares include:

     - 107,700 shares issuable upon exercise of stock options beneficially owned by Mr. George, and

     - 16,066 shares issuable upon conversion of Class B Common Stock beneficially owned by Mr. George.

 (8) These amounts include:

     - 114,220 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis,

     - 177,526 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Dreibelbis, and

     - 14,520 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.

 (9) These amounts include 14,520 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.

(10) These amounts reflect:

     - 50,000 shares issuable upon exercise of stock options beneficially owned by Mr. Voorhees, and

     - 45,800 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Voorhees.

(11) These shares include:

     - 51,500 shares issuable upon exercise of stock options beneficially owned by Mr. Morrison,

     - 29,201 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Morrison, and

     - 6,600 shares issuable upon conversion of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Morrison.

(12) These shares include 6,600 shares issuable upon exercise of stock options beneficially owned by Mr. Morrison.

(13) These amounts reflect:

     - 75,900 shares issuable upon exercise of stock options beneficially owned by Mr. Currey,

     - 1,530,816 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey, and

     - 6,600 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Currey.

(14) These shares include:

     - 658,758 shares deemed beneficially owned by Mr. Currey as trustee of two trusts for the benefit of the spouse of Mr. Bradley Currey, Jr.,

     - 2,468 shares held by Mr. Currey's spouse,

     - 6,600 shares issuable upon exercise of stock options beneficially owned by Mr. Currey, and

     - 743,992 shares beneficially owned by Currey Family Investments, L.P., with respect to which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Mr. Bradley Currey, Jr.).

(15) These shares include:

     - 262,944 shares held by Dr. Anderson's spouse, and

     - 143,998 and 163,152 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Dr. Anderson and Dr. Anderson's spouse, respectively.

(16) These shares include 163,152 shares held by Dr. Anderson's spouse.

(17) Mr. Brown's address is P.O. Drawer 2412, Daytona Beach, Florida 32115. Mr. Brown serves as chairman and chief executive officer of Brown & Brown, Inc., which together with its predecessor has provided certain insurance services to our company. See "Certain Transactions."

(18) These amounts reflect:

     - 716,100 shares beneficially owned by Ormond Riverside Ltd. Partnership, for which Mr. Brown serves as general partner,

     - 388,977 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and John D. Hopkins),

     - 197,485 shares held indirectly by Brown & Brown, Inc., of which Mr. Brown serves as chairman and chief executive officer,

     - 2,828,736 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Brown, and

     - 612,619 shares deemed beneficially owned by Mr. Brown as trustee of the Custodial TR U/W A. Worley Brown, QTIPB.

(19) These amounts reflect:

     - 1,046,100 shares deemed beneficially owned by Mr. Brown as general partner of Ormond Riverside Ltd. Partnership,

     - 380,424 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and John D. Hopkins),

     - 362,485 shares held indirectly by Brown & Brown, Inc., of which Mr. Brown serves as chairman and chief executive officer, and

     - 1,039,727 shares deemed beneficially owned by Mr. Brown as trustee of the Custodial TR U/W A. Worley Brown, QTIPB.

(20) Mr. Currey's address is 50 Hurt Plaza, Suite 1295, Atlanta, Georgia 30303.

(21) These shares reflect:

     - 100,000 shares issuable upon exercise of stock options beneficially owned by Mr. Currey,

     - 2,388,621 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey, and

     - 388,977 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. J. Hyatt Brown and John D. Hopkins).

(22) These shares include:

     - 242,712 shares beneficially owned by Mr. Currey's spouse,

     - 743,992 shares beneficially owned by Currey Family Investments, L.P., for which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Mr. Russell M. Currey), and

     - 380,424 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. J. Hyatt Brown and John D. Hopkins).

(23) These shares reflect:

     - 71,082 shares held in joint tenancy with Mr. Currey's spouse, and

     - 69,841 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey.

(24) These shares include 69,841 shares held in joint tenancy with Mr. Currey's spouse.

(25) These shares reflect:

     - 388,977 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown), and

     - 440,388 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Hopkins.

(26) These shares include 380,424 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown).

(27) Mrs. Jewell's address is 2800 Cravey Trail, Atlanta, Georgia 30345.

(28) These amounts reflect:

     - 612,619 shares beneficially owned by Custodial TR U/W A. Worley Brown, QTIPB, of which Mrs. Jewell is the beneficiary,

     - 128,049 shares deemed beneficially owned by Mrs. Jewell as co-trustee of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively, and

     - 1,398,296 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Jewell.

(29) These shares include:

     - 1,039,727 shares beneficially owned by the Custodial TR U/W A. Worley Brown, QTIPB, of which Mrs. Jewell is the beneficiary, and

     - 192,059 shares deemed beneficially owned by Mrs. Jewell as co-trustee of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively.

(30) These shares include:

     - 16,209 shares held by Mr. Johnson's spouse,

     - 8,600 shares deemed beneficially owned by Mr. Johnson as trustee of a trust for the benefit of the McCranie Companies Profit Sharing Plan, and

     - 71,965 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Johnson.

(31) These shares include 16,209 shares held by Mr. Johnson's spouse.

(32) These shares include:

     - 7,170 shares held by Mr. Sexton as custodian for one of his grandchildren,

     - 410,178 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Sexton, and

     - 7,480 shares held by Mr. Sexton's spouse.

(33) These shares include 4,290 shares held by Mr. Sexton as custodian for one of his grandchildren.

(34) These shares include 47,094 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Spiegel.

(35) These shares include 51,800 shares issuable upon exercise of stock options beneficially owned by Mr. Nicholson.

(36) These shares include 121,800 shares issuable upon exercise of stock options beneficially owned by Mr. Shuster.

(37) These amounts reflect:

     - 3,876,643 shares beneficially owned by such directors and executive officers,

     - 1,013,990 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers,

     - 8,084,970 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by such directors and executive officers, and

     - 38,940 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by such directors and executive officers.

(38) These amounts reflect 8,084,970 shares beneficially owned by such directors and executive officers and 38,940 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows the compensation earned during fiscal 2000, 1999 and 1998 by our chief executive officers and our named executive officers, which include our four other most highly compensated executive officers, who were serving at the end of the fiscal 2000. These individuals are called the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                  COMPENSATION AWARDS
                                            ANNUAL COMPENSATION               ---------------------------
                                -------------------------------------------    SECURITIES
                                                               OTHER ANNUAL    UNDERLYING     ALL OTHER
                                FISCAL                         COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR     SALARY    BONUS($)       (1)            (#)           ($)(2)
---------------------------     ------   --------   --------   ------------   ------------   ------------
James A. Rubright(3)..........   2000    $565,798   316,975(4)        --        100,000        $  4,091
  Chairman and Chief             1999      17,355         0           --        300,000(3)           --
  Executive Officer
Edward E. Bowns...............   2000     278,000    63,613           --         40,000           4,788
  Executive Vice President       1999     265,000    35,775           --         26,000           4,788
  and General Manager of         1998     265,000    84,800           --         24,000           4,788
  the Specialty Packaging and
  Display Group
Nicholas G. George............   2000     247,000    63,534           --         40,000           4,751
  Executive Vice President       1999     235,000    31,725           --         23,000           4,751
  and General Manager of         1998     235,000    75,200           --         21,000           4,751
  the Folding Carton Group
David E. Dreibelbis...........   2000     305,000    40,501           --         40,000           3,039
  Executive Vice President       1999     290,000    39,150           --         29,000           3,039
  and General Manager of         1998     290,000    92,800           --         26,000           3,039
  the Paperboard Group
Steven C. Voorhees(5).........   2000      12,060    34,275(6)        --         50,000(5)           --
  Executive Vice President
  and Chief Financial Officer
John H. Morrison..............   2000     220,000    78,642           --         25,000           4,638
  Executive Vice President       1999     200,500    27,067           --         15,000           4,638
  and General Manager of the     1998     200,500    64,160           --         13,000           4,638
  Corrugated Packaging
    Division
Bradley Currey, Jr.(7)........   2000     233,333        --       27,250(8)          --           2,452
  Chief Executive Officer        1999     700,000    94,500           --             --           7,357
  until October 1999             1998     700,000   224,000           --         50,000           7,357
  and Chairman
  until January 2000
David C. Nicholson(9).........   2000     248,000    44,460           --         40,000         253,271(10)
  Senior Vice President, Chief   1999     236,000    31,860           --         23,000           2,635
  Financial Officer and          1998     236,000    75,520           --         21,000           2,635
  Secretary until August 2000
Jay Shuster(11)...............   2000     475,000    98,206           --         45,000         957,567(10)
  President and Chief            1999     455,000    61,425           --         47,000           2,522
  Operating Officer              1998     455,000   145,600           --         42,000           2,522
  until August 2000

---------------

 (1) Unless reported in this column, the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for a named executive officer.

 (2) Unless otherwise noted, these amounts reflect life insurance premiums paid by us.

 (3) Mr. Rubright joined our company in September 1999 and was issued options to purchase 300,000 shares of Class A Common Stock.

 (4) This amount includes a one-time $250,000 cash bonus paid to Mr. Rubright in November 1999.

 (5) Mr. Voorhees joined our company in September 2000 and was issued options to purchase 50,000 shares of Class A Common Stock.

 (6) Mr. Voorhees was paid a one-time $34,275 cash bonus on the day he joined our company.

 (7) Mr. Currey retired effective as of January 31, 2000.

 (8) This amount is the estimated residual value of a company car, which was given to Mr. Currey upon his retirement from our company.

 (9) Mr. Nicholson resigned effective as of August 18, 2000.

(10) This amount also includes a lump sum severence payment of $248,000 for Mr. Nicholson and $950,000 for Mr. Shuster.

(11) Mr. Shuster resigned effective as of August 14, 2000.

OPTION GRANTS TABLE

     The table below shows information relating to the options granted during fiscal 2000 to each named executive officer. Our stock option plans do not authorize the grant of stock appreciation rights.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION
                                     INDIVIDUAL GRANTS               OPTION TERM             FOR OPTION TERM
                                ----------------------------   ------------------------   ---------------------
                                                 PERCENT OF
                                  NUMBER OF        TOTAL
                                 SECURITIES     OPTIONS/SARS   EXERCISE OR
                                 UNDERLYING      GRANTED TO    BASE PRICE
                                OPTIONS/SARS    EMPLOYEES IN    PER SHARE    EXPIRATION
             NAME               GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)       DATE       5%($)       10%($)
             ----               -------------   ------------   -----------   ----------   --------   ----------
James A. Rubright.............     100,000          10.0%         8.9375      5/12/10     562,075    1,424,407
Edward E. Bowns...............      40,000           4.0          8.9375      5/12/10     224,830      569,763
Nicholas G. George............      40,000           4.0          8.9375      5/12/10     224,830      569,763
David E. Dreibelbis...........      40,000           4.0          8.9375      5/12/10     224,830      569,763
Steven C. Voorhees(3).........      50,000           5.0         10.2500      9/15/10     322,308      816,793
John H. Morrison..............      25,000           2.5          8.9375      5/12/10     140,519      356,102
Bradley Currey, Jr............          --            --              --           --          --           --
David C. Nicholson............      40,000           4.0          8.9375      5/12/10     224,830      569,763
Jay Shuster...................      45,000           4.5          8.9375      5/12/10     252,934      640,983

---------------

(1) The options shown in the table are options to purchase Class A Common Stock. One-third of the options (other than the options granted to Mr. Voorhees) vest on each of May 12, 2001, 2002 and 2003. The option price can be paid in cash or shares of Class A Common Stock that have been held for at least six months, and have a fair market value at least equal to the option exercise price.

(2) The option exercise price for the options shown in the table (other than the options granted to Mr. Voorhees) is equal to the closing price per share of Class A Common Stock on May 12, 2000 as reported on the New York Stock Exchange.

(3) One-third of Mr. Voorhees options vest on each of September 15, 2001, 2002 and 2003. The option exercise price for Mr. Voorhees' options is equal to the closing price per share of Class A Common Stock on September 15, 2000 as reported on the New York Stock Exchange.

AGGREGATED OPTIONS TABLE

     The table below shows information with respect to options exercised during fiscal 2000 and options held at the end of fiscal 2000 by each named executive officer. Unless otherwise indicated, all options are options to purchase Class A Common Stock.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                    FISCAL YEAR-END OPTION/SAR VALUES TABLE

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS AT               OPTIONS/SARS AT
                                    SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                -----------   -----------   -----------   -------------   -----------   -------------
James A. Rubright...............         0              0       100,000        300,000             0         100,000
Edward E. Bowns.................    22,440        122,953        69,100         78,000             0          40,000
Nicholas G. George..............    36,960        342,503       107,700         73,500             0          40,000
David E. Dreibelbis.............    22,440        114,422       128,740(2)      82,000        93,706          40,000
Steven C. Voorhees..............         0              0             0         50,000             0               0
John H. Morrison................         0              0        58,100         46,500        41,775          25,000
Bradley Currey, Jr..............         0              0       100,000              0             0               0
David C. Nicholson..............    51,480        304,728        58,800         84,000             0          40,000
Jay Shuster.....................    54,320        311,067       135,800        134,000             0          45,000

---------------

(1) These amounts reflect the difference between:

     - the fair market value of the shares of Common Stock underlying the options held by each officer based on the last reported closing price per share of Class A Common Stock of $9.9375 on September 29, 2000 as reported on the New York Stock Exchange, and

     - the aggregate exercise price of such options.

(2) These amounts reflect options to purchase 114,220 shares of Class A Common Stock and 14,520 shares of Class B Common Stock.

PENSION PLAN TABLE

     The table below shows the annual retirement benefits payable under our pension plan, which we refer to as the pension plan, and the supplemental executive retirement plan, which we refer to as the SERP, to the "grandfathered participants" upon retirement if their "old benefit formula" is greater than their "new benefit formula". These terms, as well as the pension plan and the SERP, are discussed below the table.

                                                             YEARS OF SERVICE
                                       -------------------------------------------------------------
            REMUNERATION                 10        15         20         25         30         35
            ------------               -------   -------   --------   --------   --------   --------
$125,000.............................  $21,700   $32,600   $ 43,400   $ 54,300   $ 54,300   $ 54,300
$150,000.............................  $26,700   $40,100   $ 53,400   $ 66,800   $ 66,800   $ 66,800
$175,000.............................  $31,700   $47,600   $ 63,400   $ 79,300   $ 79,300   $ 79,300
$200,000.............................  $36,700   $55,100   $ 73,400   $ 91,800   $ 91,800   $ 91,800
$225,000.............................  $41,700   $62,600   $ 83,400   $104,300   $104,300   $104,300
$250,000.............................  $46,700   $70,100   $ 93,400   $116,800   $116,800   $116,800
$275,000.............................  $50,700   $76,100   $101,400   $126,800   $126,800   $126,800
$300,000.............................  $50,700   $76,100   $101,400   $126,800   $126,800   $126,800

     There were approximately 300 grandfathered participants on January 1, 1998, one of whom was Mr. Currey. None of Messrs. Rubright, Bowns, Dreibelbis, George, Morrison, Nicholson or Shuster is a grandfathered participant.

     Only covered employees are eligible to participate in our pension plan. A "covered employee" is one of our or our participating subsidiaries' employees who is not:

     - a leased employee,

     - eligible to participate in any other defined benefit plan maintained in whole or in part by contributions from an "Affiliate" (as defined), or

     - a member of a collective bargaining unit that has not reached an agreement with us to participate in the pension plan.

     A covered employee is eligible to begin to participate in our pension plan on the first entry date that follows completion of 12 months of service in one, or more than one, period of employment (as defined in the Plan) and upon reaching age 21.

     Our pension plan was amended effective as of January 1, 1998 to add a new benefit formula. For each calendar year after 1997, the new benefit formula equals 1.2% of a participant's compensation plus .5% of a participant's compensation in excess of 50% of the social security wage base for each such calendar year (as such base is announced by the Internal Revenue Service). This formula produces a benefit payable at a participant's normal retirement age as an annuity payable only for the life of the participant. The amendment to our pension plan also froze the benefit accrued under the old four part benefit formula, which we refer to as the "old benefit formula", for all participants (except the grandfathered participants) as of December 31, 1997 so that all participants (except the grandfathered participants) will receive a benefit at retirement equal to the sum of their benefit accrued as of December 31, 1997 under the old benefit formula and their benefit accrued after that date under the new benefit formula.

     A "grandfathered participant" is a pension plan participant who reached at least age 55 and completed at least 10 years of service as of January 1, 1998. A grandfathered participant will receive a benefit at retirement based either completely on the old benefit formula or on the same combination of the old benefit formula and the new benefit formula as all other participants, whichever results in the greater benefit for the grandfathered participant.

     Under our pension plan, "compensation" for hourly paid participants is defined as total compensation paid which is reportable as taxable income on Form W-2, plus any elective deferrals under any 401(k) plan or Code sec. 125 Cafeteria Plan. Compensation for salaried employees is defined as base pay. Therefore, it does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, income imputed from insurance coverage or the like, and payments under the pension plan or any other employee benefit plan or any income from a stock option. No employee's compensation for purposes of the pension plan includes amounts in excess of the limit, which we refer to as the code compensation limit, imposed by the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and as adjusted for inflation by the Secretary of the Treasury. For calendar years 1998 and 1999, the code compensation limit was $160,000, and for calendar year 2000, the compensation code limit was $170,000.

     An employee's right to benefits under our pension plan vests after five years of service or at normal retirement age, whichever is earlier. The plan is a defined benefit plan qualified under the Code and, as such, is subject to certain limits on the amount of benefits which may be paid under it.

     For fiscal 2000, $270,000, $270,000, $233,333, $247,000, $220,000, $248,000
and $270,000 of the compensation paid to Messrs. Bowns, Dreibelbis, Currey, George, Morrison, Nicholson, and Shuster, respectively, was compensation for purposes of the pension plan and the SERP. As of September 30, 2000, Messrs. Bowns, Dreibelbis, Currey, George, Morrison, Nicholson, and Shuster had approximately 20, 26, 23, 20, 14, 17 and 21 years of benefit service as defined under our pension plan, respectively. For fiscal 2000, Messrs. Rubright and Voorhees were not eligible to participate in our pension plan or the SERP. The table set forth above displays the approximate annual retirement benefits payable under our plan (using the old benefit formula in effect prior to January 1, 1998) as a life annuity, based on various levels of average compensation and years of service at a grandfathered participant's retirement date. In addition, the amounts shown in the table have been calculated without regard to current limitations on compensation and benefits.

     The SERP is designed to supplement a participant's benefit under our pension plan and is paid in the same form and at the same time as a participant's benefit is paid under our pension plan. The supplement is designed to make up for the loss in benefits the participant will receive under our pension plan due to the reduction in the code compensation limit from $235,840 to $150,000 in 1994, indexed thereafter. The compensation and options committee determines who will participate in the SERP. Currently, there are 22 participants in the SERP.

     The estimated annual benefit payable at the normal retirement age under the new benefit formula and the SERP for Messrs. Bowns, Dreibelbis, George and Morrison is $118,000, $180,000, $131,000 and $82,000, respectively. Because
Messrs. Currey, Nicholson and Shuster are no longer employed at our company their benefits no longer continue to accrue. At normal retirement age, Messrs. Nicholson and Shuster will receive annual benefits of $60,393 and $98,935, respectively. Mr. Currey began receiving a delayed retirement benefit of $141,552 as of February 1, 2000, when he retired from our company.

SEVERANCE AGREEMENTS

     Severance Agreement. In connection with Mr. David C. Nicholson's resignation from our company, we entered into a severance agreement with him on August 24, 2000, which became effective on August 31, 2000. The agreement terminates on September 30, 2001. Under the agreement, Mr. Nicholson was entitled to payment of his salary through September 30, 2000, a lump sum severance payment of $248,000 and any bonus otherwise earned in fiscal 2000. Mr. Nicholson will also be entitled to participate for a period of one year in our medical, dental and life plans subject to certain limitations regarding reemployment elsewhere. The agreement also contains customary non-competition covenants.

     Retention Agreement. We entered into a retention agreement with Mr. Jay Shuster on October 1, 1999. The agreement terminates on October 1, 2002. Mr. Shuster resigned from our company effective as of August 14, 2000. Under the agreement, Mr. Shuster continued to receive his base salary of $475,000 through September 30, 2000, to participate in our bonus plan for senior executives, receive stock options at the discretion of the compensation committee and be reimbursed for certain business related expenses. Under the terms of the agreement, Mr. Shuster's employment terminated without cause on August 14, 2000. As a result, we will be obligated to pay Mr. Shuster a lump sum severance payment equal to two times his annual base salary and must continue his health, life and disability benefits for two years. In addition, all of Mr. Shuster's unvested stock options immediately vested following termination of his employment. The agreement also contains customary non-competition covenants.

                              CERTAIN TRANSACTIONS

     John W. Spiegel, a director of our company, is an officer of SunTrust Banks, Inc. J. Hyatt Brown, a director, is also a director of SunTrust Banks, Inc. During fiscal 2000, we maintained a syndicated credit facility pursuant to a loan agreement under which SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc., serves as agent. Under the loan agreement, we have aggregate borrowing availability of $450,000,000. As of September 30, 2000, we had $393,000,000 of borrowings outstanding under the loan agreement. In addition, during fiscal 2000 we paid approximately $25,912,000 and $1,014,000 in interest and facility fees, respectively, plus a one-time structuring fee of $1,425,000 under the loan agreement. We are also a party with SunTrust Banks, Inc. to a master letter of credit agreement relating to industrial revenue bonds issued in connection with certain of our manufacturing facilities. SunTrust Banks, Inc. has performed other banking services for us over the past fiscal year. Our aggregate payments to SunTrust Banks for these services did not exceed 5% of our net sales or SunTrust Banks' gross revenues in fiscal 2000.

     J. Hyatt Brown, a director of our company, is president and a shareholder of Brown & Brown, Inc. During fiscal 2000, Brown & Brown, Inc. performed insurance services for us for which we paid Brown & Brown, Inc. approximately $2,861,000.

     Robert B. Currey, a director of our company, is chief executive officer of Currey & Company, Inc., which purchased approximately $478,000 of corrugated boxes from us in fiscal 2000.

     David C. Nicholson was senior vice president, chief financial officer and secretary of our company until August 18, 2000. Mr. Nicholson's brother-in-law is vice president of administration of Carithers-Wallace-Courtenay, a furniture company, from which we purchased approximately $91,000 of furniture during fiscal 2000.

     C. Randolph Sexton, a director, owns and operates Driftwood Fruit Company. During fiscal 2000, we purchased approximately $76,000 of fruit from Driftwood Fruit Company.

                         REPORT OF THE AUDIT COMMITTEE

     The audit committee of our company is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2000 audit, the audit committee has:

     - reviewed and discussed with management the audited financial statements of our company to be included in our annual report on Form 10-K for the year ended September 30, 2000,

     - discussed with Ernst & Young LLP, our independent auditors, the matters required by Statement of Accounting Standards No. 61, and

     - received and discussed the written disclosures and letter from Ernst & Young LLP required under Independent Standards Board Statement No. 1 regarding their independence.

Based on the review and the discussions described in the preceding bullets, the audit committee has recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended September 30, 2000.

     The audit committee has adopted a charter, a copy of which is attached to the proxy statement as Exhibit A.

                                                  Stephen G. Anderson
                                                  A.D. Frazier
                                                  John W. Spiegel

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                        REPORT ON EXECUTIVE COMPENSATION

     During fiscal 2000, the compensation and options committee consisted of Mrs. Lou Brown Jewell and Messrs. L.L. Gellerstedt, III, John D. Hopkins and James W. Johnson. The compensation and options committee is responsible for:

     - establishing salaries, bonuses and other compensation for our chief executive officer, and

     - administering our stock option plans, employee stock purchase plan, key-employee incentive bonus plan and supplemental executive retirement plan.

     Mr. Rubright, our chief executive officer, was responsible for establishing the compensation for all of the other executive officers.

     The compensation and options committee has reviewed the applicability of
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. One executive officer may be paid compensation during fiscal 2001 that exceeds $1 million.

     Compensation Policy. Our executive compensation policy is designed to attract, retain and motivate executive officers to maximize our performance and shareholder value by:

     - providing base salaries that are market-competitive;

     - rewarding the achievement of our business plan goals and earnings objectives; and

     - creating stock ownership opportunities to align the interests of executive officers with those of shareholders.

     Base Salary. Each executive officer's base salary, including the chief executive officer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of our business plan goals, demonstrated leadership skills and overall effectiveness, and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which we compete for executive talent and are analyzed with a view towards desired base salary levels over a three- to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. During fiscal 2000, the base salary of each of our named executive officers increased from 0% to 9.726% over each such executive officer's fiscal 1999 base salary.

     Cash Bonuses. Each of our executive officers, including our chief executive officer, is eligible to receive an annual cash bonus. Our cash bonus program is designed to motivate key managers and sales people as well as executive officers and reward the achievement of specific business plan goals. Under our bonus plan, in fiscal 2000, executive officers were eligible to earn a cash bonus ranging from 50% to 80% of their respective base salaries to the extent we achieved certain financial objectives established by the compensation committee. During fiscal 2000, under this plan, our named executive officers, including our chief executive officer, earned bonuses ranging from 11.84% to 35.75% of their respective base salaries. This bonus range does not include Mr. Currey because he was not eligible for a bonus in fiscal 2000.

     Stock Options. The grant of stock options is designed to align the interests of executive officers with those of shareholders in our long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by our growth and profitability and individual grants are based on, among other things, the executive officer's responsibilities and individual performance. To encourage an executive officer's long-term performance, commencing with grants in fiscal 1994, stock options generally vest over three years and terminate ten years after the date of grant. On September 28, 2000, our named executive officers received stock option grants in respect of fiscal 2000 ranging from options to purchase 25,000 to 100,000 shares. This range does not include Mr. Currey because he was not granted stock options in fiscal 2000.

                                                  L.L. Gellerstedt, III
                                                  John D. Hopkins
                                                  Lou Brown Jewell
                                                  James W. Johnson

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on our Class A Common Stock compared to the return on the S&P 500 Index and the S&P Paper & Forest Products Index. The graph reflects the investment of $100 on September 29, 1995 in our Class A Common Stock, the S&P 500 Index and the S&P Paper & Forest Products Index and the reinvestment of dividends.

                                                                                                          S & P PAPER & FOREST
                                                    ROCK-TENN COMPANY               S & P 500                   PRODUCTS
                                                    -----------------               ---------             --------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     117.77                      120.34                       99.59
1997                                                     129.79                      169.01                      131.10
1998                                                      73.29                      184.30                       97.52
1999                                                      97.73                      235.54                      125.84
2000                                                      69.05                      266.83                       90.84

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

               APPROVAL AND ADOPTION OF THE INCENTIVE STOCK PLAN
                                    (ITEM 2)

     The following information regarding the Incentive Stock Plan is being provided to you in connection with the solicitation of proxies for adoption and approval of the Incentive Stock Plan. The following description of the Incentive Stock Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the Incentive Stock Plan, which is attached to this proxy statement as Exhibit B. You are urged to read the Incentive Stock Plan.

     On October 27, 2000, our board of directors approved the Incentive Stock Plan and directed that the Incentive Stock Plan be submitted to our shareholders at the annual meeting.

     The Incentive Stock Plan is intended to allow us to attract and retain key employees and certain directors and to provide such persons with incentives and rewards for superior performance and increased shareholder value.

MATERIAL FEATURES OF THE PLAN

     Types of Awards. The Incentive Stock Plan permits the granting of any or all of the following types of equity-based incentive awards: (1) stock options, including incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, (2) stock appreciation rights, in tandem with stock options or freestanding, and (3) stock grants, which may or may not be subject to issuance or forfeiture conditions.

     Administration and Eligibility. The Incentive Stock Plan is administered by our compensation and options committee, which includes two or more members each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and an "outside director" within the meaning of Section 162(m) of the Code. The compensation and options committee has the authority to select eligible persons to whom stock options or other awards under the Incentive Stock Plan are granted, to determine the number of shares covered by such awards, and to set the terms, conditions and provisions of such awards, consistent with the terms of the plan. The committee also may substitute new stock options for previously granted options.

     The compensation and options committee may grant awards under the Incentive Stock Plan to those of our employees, or employees of our subsidiaries or certain affiliates, and our non-employee directors as may be selected by the committee. Stock options intended to qualify as incentive stock options under
Section 422 of the Code, however, only may be granted to our employees or to employees of a parent or subsidiary corporation. Subject to adjustment as described below, no employee in any one calendar year may be granted a stock option to purchase, or a stock appreciation right with respect to, more than 500,000 shares of stock, unless such grant is made in connection with the initial employment of an individual or the compensation and options committee determines that exceeding such grant caps is in our best interest.

     The compensation and options committee is authorized to interpret the Incentive Stock Plan, to determine the provisions of any agreements entered into under the plan and to take such other action as the committee deems equitable under the circumstances in the administration of the plan.

     Shares Subject to the Plan. Subject to adjustment as described below, 2,200,000 shares of our Class A Common Stock initially will be available for awards granted under the Incentive Stock Plan during the term of the plan. All shares available in any year that are not awarded under the Incentive Stock Plan will be available in subsequent years. No more than 500,000 shares may be used for awards of stock grants under the plan.

     If any shares subject to an award under the Incentive Stock Plan are forfeited, or an award expires or is otherwise terminated without issuance of shares, the shares subject to such award will again be available for grant pursuant to the Incentive Stock Plan. If shares are tendered to us in connection with the payment of the exercise price of a stock option or other award under the Incentive Stock Plan or the satisfaction of tax withholding obligations, such shares will then be available for award under the Incentive Stock Plan. The shares of stock deliverable under the Incentive Stock Plan may be authorized and unissued shares or shares that have been reacquired by us.

     Stock Options. Stock options granted under the Incentive Stock Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or "nonqualified stock options" that are not intended to so qualify. The price per share of stock purchasable under any stock option will be determined by the compensation and options committee, but may not be less than 100% of the fair market value of the stock on the date of the grant of the option (or 110% of the fair market value in the case of incentive stock options granted to employees holding 10% or more of our voting stock). The term of each option is fixed by the compensation and options committee. Options are exercisable at such time or times as determined by the compensation and options committee, but no option may be exercised more than ten years from the date the option is granted (or five years from the date of grant in the case of incentive stock options granted to employees holding 10% or more of our voting stock).

     Each stock option granted will be evidenced by an option certificate that will specify the terms and conditions of the grant, which may include continuous employment of an employee during a specified period or the achievement of performance objectives necessary for the stock option to become exercisable.

     Upon the exercise of a stock option, the option exercise price must be fully paid in cash, by check or in shares of our common stock held for at least six months, or a combination thereof. The compensation and options committee also may provide for an option to be exercised through a cashless exercise procedure facilitated through a sale of stock. If an option recipient ceases to be an employee, or ceases to be a director, his or her option will be exercisable in accordance with the terms of the applicable option certificate.

     Stock Appreciation Rights. A stock appreciation right may be granted freestanding or in tandem with a stock option granted under the Incentive Stock Plan. Upon exercise of a stock appreciation right, the employee or director is entitled to receive the excess of the fair market value of the shares for which the right is exercised (calculated on the exercise date) over either the option exercise price for the related stock option in the case of a stock appreciation right granted in tandem with an option or, in the case of freestanding stock appreciation right, a specified "SAR Value" determined by the compensation and options committee at the time of grant. The SAR Value and other terms of a stock appreciation right are determined by the compensation and options committee, but the SAR Value may not be less than the fair market value of the shares on the date of grant and no stock appreciation right may be exercisable more than ten years from the grant date.

     Payment by us upon exercise of a stock appreciation right may be in cash, stock or a combination of cash and stock, as determined by the compensation and options committee. A stock option will no longer be exercisable to the extent a related stock appreciation right has been exercised, and the exercise of a stock option will cancel a related stock appreciation right to the extent of such exercise.

     Stock Grants. A stock grant involves the immediate transfer by us of stock in consideration of the rendering of services. At the discretion of the compensation and options committee, a stock grant may be subject to satisfaction of one or more conditions prior to issuance and also, upon issuance, may be subject to one or more employment, performance or other forfeiture conditions that subject it to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code for a period determined by the compensation and options committee. An employee or director who is issued a stock grant is entitled to vote such stock and is entitled to cash dividends paid on such stock before the stock grant is forfeited or becomes non-forfeitable. If a stock dividend is paid on shares subject to a stock grant before the stock grant is forfeited or becomes non-forfeitable, receipt of the stock dividend will be subject to satisfaction of the same forfeiture conditions as applicable to the underlying stock grant. The compensation and options committee may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to a stock grant.

     Non-transferability of Awards. Unless the compensation and options committee otherwise consents, no award granted under the Incentive Stock Plan may be transferred by an employee or director other than (1) by will or the laws of descent and distribution or (2) to any individual or group or class of individuals, or any trust or partnership in which such individual or group or class of individuals has an interest, for which a Form S-8 is available for registering interests granted under the plan under the Exchange Act.

     Adjustments. In the event of any change affecting the shares of common stock by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other corporate change or event, the compensation and options committee will adjust the aggregate number and class of shares which may be distributed under the Incentive Stock Plan, the annual grant caps described above, and the number, class and price of shares subject to outstanding awards granted under the plan, as it deems appropriate to maintain the purpose of the original grants.

     Change in Control. In the event of a change in control, as defined in the Incentive Stock Plan, or a similar event described in the plan, any conditions to the exercise of outstanding stock options and stock appreciation rights and any issuance and forfeiture conditions on outstanding stock grants will be deemed satisfied, and in such event, our board of directors under certain circumstances has the right to cancel such options, stock appreciation rights and stock grants after providing each employee and director a reasonable period to exercise his or her options and stock appreciation rights and to take such action as necessary to receive the shares subject to any stock grant.

     Amendment and Termination. Our board of directors generally may amend the Incentive Stock Plan, or any portion thereof, at any time; provided that no such amendment may be made without shareholder approval to the extent such approval is required under applicable law. Our board of directors also may suspend the granting of awards under the Incentive Stock Plan and terminate the plan at any time; provided, however, our board may not modify or cancel any award made before such suspension or termination unless the employee or director consents in writing to such modification or cancellation, or such modification or cancellation is provided for under the plan in connection with a corporate transaction described therein. Unless earlier terminated as provided above, the Incentive Stock Plan will terminate ten years from the date on which it was adopted by our board of directors.

ESTIMATE OF BENEFITS

     Because the Incentive Stock Plan is discretionary and may be based on our financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the plan. If the Incentive Stock Plan had been in effect during fiscal 2000, the stock option awards received by our executive officers would have been the same as the stock option awards actually received by such persons during fiscal 2000 under The Rock-Tenn Company 1993 Employee Stock Option Plan. The Option/SAR Grants in Last Fiscal Year table on page 17 lists the stock option awards during fiscal 2000 for the named executive officers.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences applicable to awards granted under the Incentive Stock Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each plan participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Incentive Stock Plan.

     Nonqualified Stock Options. The recipient of a nonqualified stock option under the Incentive Stock Plan is not subject to any federal income tax upon the grant of the option nor does the grant of the option result in an income tax deduction for us. Upon the exercise of a nonqualified stock option, a recipient will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. Such fair market value generally will be determined on the date the shares are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred will be determined may be delayed for up to six months. Alternatively, if the recipient is subject to Section 16(b) of the Exchange Act and makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of

Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined.

     Depending on the period the shares are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on disposition and the fair market value of the shares when the nonqualified stock option was exercised.

     Special rules not discussed above apply to a recipient who exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

     Incentive Stock Options. An employee is not subject to any federal income tax upon the grant of an incentive stock option pursuant to the Incentive Stock Plan, nor does the grant of an incentive stock option result in an income tax deduction for us. Further, an employee will not recognize income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

     If the shares transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the employee is subject to
Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. The balance, if any, of the employee's gain over the amount treated as ordinary income on disposition generally will be treated as short- or long-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied.

     If the shares transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition generally will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

     Special rules not discussed above apply to an employee who exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

     Stock Appreciation Rights. The grant of a stock appreciation right under the Incentive Stock Plan ordinarily will not result in taxable income to a recipient or a federal income tax deduction to us. Upon exercise of a stock appreciation right, the recipient will recognize ordinary income in an amount equal to the cash or the fair market value of the shares received by the recipient. If a recipient allows a stock appreciation right to expire, other than as a result of exercise of a related stock option, the Internal Revenue Service may contend that the recipient has ordinary income in the year of expiration equal to the amount of cash or the fair market value of the shares that the recipient would have received if he or she had exercised the stock appreciation right immediately before it expired.

     Stock Grants. A recipient of a stock grant under the Incentive Stock Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares subject to the grant (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or are freely transferable for purposes of Section 83 of the Code. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the stock grant will recognize ordinary income on the date of issuance of the stock grant equal to the excess of the fair market value of the shares subject to the grant on the issuance date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election is made by a recipient, no additional taxable income will be recognized by the recipient at the time the shares are no longer subject to a substantial risk of forfeiture or are freely transferable. However, if shares with respect to which a Section 83(b) election is made are later forfeited, no tax deduction is allowable to the recipient for the forfeited shares.

     If a Section 83(b) election has not been made, any dividends received with respect to a stock grant that is subject at that time to a risk of forfeiture and not freely transferable generally will be treated as compensation that is taxable as ordinary income to the recipient.

     Company Deduction. To the extent that a plan participant recognizes ordinary income in connection with an award, we or the subsidiary or affiliate for which the participant performs services should be entitled to a corresponding deduction, provided that applicable reporting requirements are met and the income is not an "excess parachute payment" within the meaning of
Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the proposal to adopt and approve the Incentive Stock Plan. Proxies returned without instructions will be voted FOR the adoption and approval of the Incentive Stock Plan.

              ADOPTION AND APPROVAL OF THE PURCHASE PLAN AMENDMENT
                                    (ITEM 3)

     The board of directors has approved and recommends to the shareholders that they approve the Purchase Plan Amendment, which would amend the 1993 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of Class A Common Stock available for grant under the plan. If the Purchase Plan Amendment is approved, 1,003,203 shares of Class A Common Stock would remain available for issuance under the plan.

     The board of directors has determined that the adoption of the Purchase Plan Amendment is in the best interests of our company and our shareholders. The Purchase Plan Amendment would provide additional shares for sale to employees of our company. The board of directors believes that the sale of our Class A Common Stock at a discount is an effective method to attract and retain employees and that the availability of shares for future issuance under the plan is important to our business prospects and operations.

PLAN DESCRIPTION

     The following description of the 1993 Employee Stock Purchase Plan, which we refer to as the Plan, is a summary and is qualified in its entirety by reference to the text of the Plan.

     The Plan permits employees to purchase Class A Common Stock at a discount to its market price. If the Purchase Plan Amendment is approved, an aggregate of 1,003,203 shares of Class A Common Stock will be available on January 1, 2001 for purchase under the Plan by eligible employees of the company through payroll deductions over successive 3-month purchase periods, 3,203 of which will be attributable to the Plan as in effect on December 1, 1997. To participate in the Plan, an employee generally must have been employed by us for at least two years and, generally, must be a regular, full-time employee (as defined in the Plan). As of December 7, 2000, there were approximately 1,328 employees who would be eligible to participate in the Plan.

     Prior to each 3-month purchase period, participating employees may authorize us to withhold up to $5,320 of their compensation (or such lesser amount determined by the compensation and options committee) during the succeeding purchase period for purposes of purchasing shares of Class A Common Stock under the plan. At the end of each 3-month purchase period, such withheld compensation, if not previously withdrawn by the participating employee, will be used to purchase from us the number of newly issued shares of Class A Common Stock resulting from dividing the amount of compensation initially elected to be withheld by 85% of the closing price per share of Class A Common Stock on the New York Stock Exchange on the first day of the 3-month purchase period. The purchase price of such shares will equal the lesser of 85% of the average of the high and low sales price of Class A Common Stock on the first or last day of the 3-month purchase period. An employee may terminate his or her participation at any time before the last day of each purchase period and receive the full balance of his or her withheld compensation in cash without interest. An employee may also reduce the number of shares he or she would otherwise be entitled to purchase and receive a refund in cash of the balance of his or her withheld compensation remaining after such partial purchase.

     The Plan is administered by the compensation and options committee of the board of directors and qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, which we refer to as the Code. While the Code requires us to offer the opportunity to participate in the Plan to all employees of any of our subsidiaries who meet the requirements to participate if we offer that opportunity to any such employee of the subsidiary, we have been advised that, under applicable labor laws, we cannot offer the opportunity to participate to employees of a subsidiary who are represented by a union unless the union agrees that we can make the offer to such employee. As a result of this interaction between the tax laws and the labor laws, we will be unable to offer the opportunity to participate in the Plan to any employee of a subsidiary until each union that represents employees of that subsidiary either agrees that we can make the offer to the employees represented by the union or rejects the opportunity for such employees to participate in the Plan.

     The Plan may be amended from time to time by the compensation and options committee, subject to the approval of our shareholders to the extent required by
Section 423 under the Code or by Rule 16b-3 under the 1934 Act. No provision of the Plan may be amended more than once every six months if such amendment would result in the loss of an exemption under Section 16(b) of the 1934 Act.

ESTIMATE OF BENEFITS

     The number of shares that will be purchased under the Plan by our chief executive officer and other executive officers at future dates is not currently determinable.

     The following table sets forth the shares purchased under the Plan by the named executive officers and by the executive officers and other employees eligible to participate in the Plan as a group during fiscal 2000.

                                                               NUMBER OF SHARES      DOLLAR VALUE OF
                                                                 PURCHASED IN          BENEFITS IN
                     NAME AND POSITION                            FISCAL 2000         FISCAL 2000(1)
                     -----------------                        -------------------   ------------------
James A. Rubright...........................................               --          $        --
  Chairman and Chief Executive Officer
Edward E. Bowns.............................................               --                   --
  Executive Vice President and
  General Manager of the Specialty Packaging and Display
  Group
Nicholas G. George..........................................               --                   --
  Executive Vice President and
  General Manager of the Folding Carton Group
David E. Dreibelbis.........................................         807.1589             1,817.26
  Executive Vice President and
  General Manager of the Paperboard Group
Steven C. Voorhees..........................................               --                   --
  Executive Vice President and Chief Financial Officer
John H. Morrison............................................       1,955.6925             4,524.68
  Executive Vice President and
  General Manager of the Corrugated Packaging Division
Bradley Currey, Jr.(2)......................................               --                   --
  Chief Executive Officer until October 1999 and
  Chairman until January 2000

                                                               NUMBER OF SHARES      DOLLAR VALUE OF
                                                                 PURCHASED IN          BENEFITS IN
                     NAME AND POSITION                            FISCAL 2000         FISCAL 2000(1)
                     -----------------                        -------------------   ------------------
David Nicholson(3)..........................................               --                   --
  Senior Vice President, Chief Financial Officer
  and Secretary until August 2000
Jay Shuster(4)..............................................               --                   --
  President and Chief Operating Officer until August 2000
Executive officers as a group...............................       2,762.8514             6,341.94
Current directors who are not executive officers as a
  group.....................................................               --                   --
All employees, including all current officers who are not
  executive officers, as a group............................     310,740.1468           705,868.40

---------------

(1) Represents the difference between the purchase price per share of Class A Common Stock under the Plan and the market price per share of Class A Common Stock on the date of purchase multiplied by the number of shares purchased on such date.
(2) Mr. Currey retired effective as of January 31, 2000.
(3) Mr. Nicholson resigned effective as of August 18, 2000.
(4) Mr. Shuster resigned effective as of August 14, 2000.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of participation under the Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

     The amounts withheld from a participant's pay under the Plan will be taxable income to such participant and must be included in gross income for federal income tax purposes in the year in which such amounts otherwise would have been received.

     A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the 3-month purchase period) or by virtue of the exercise of the option (which will take place on the last day of such purchase period). The federal income tax consequences of a sale or disposition of shares acquired under the Plan depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the Plan (other than any transfer resulting from his death) within two years after the date on which the option to purchase such shares is granted to such participant, such participant must recognize ordinary income in the year of such sale or disposition in an amount equal to the excess of (1) the fair market value of the shares on the date such shares were acquired by him or her over (2) his or her purchase price. This amount of ordinary income is recognized by the participant even if the fair market value of the shares has decreased since the date the shares were purchased, and the ordinary income recognized is added to his or her basis in such shares. Any gain realized on the sale or disposition in excess of the basis (after increasing the basis in such shares by the amount of the ordinary income recognized) will be taxed as capital and any loss realized (after increasing the basis in such shares by the ordinary income recognized) will be a capital loss.

     If a participant sells or otherwise disposes of shares acquired under the Plan after holding such shares for two years after the date on which the option to purchase such shares is granted to such participant, or the participant dies, he or she must recognize as ordinary income in the year of sale (or his or her taxable year ending with his or her death) an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date the option was granted over the option price on the date of the option grant, or (2) the excess of the fair market value of the shares on the date he or she sells or otherwise disposes of the shares or on the date of his or her death over the purchase price. Except in the case of a transfer as a result of death, this amount of ordinary income recognized by the participant is added to his or her basis in such shares. The basis of shares transferred as a result of the death of a participant will not be increased as a result of the ordinary income recognized by the deceased participant. Any gain realized on the sale or disposition in excess of the participant's basis (after increasing the basis in such shares by the ordinary income recognized) will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

     We do not receive any income tax deduction as a result of issuing shares pursuant to the Plan, except upon sale or disposition of shares by a participant within two years after the date on which the option to purchase such shares is granted to such participant. In such an event, we will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of such shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE PURCHASE PLAN AMENDMENT. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF THE PURCHASE PLAN AMENDMENT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors and persons who beneficially own more than ten percent of our Class A Common Stock file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, all such persons complied with the applicable reporting requirements except that (1) the statement of changes of beneficial ownership on Form 4 required to be filed by
C. Randolph Sexton, a director of our company, to report the transfer of shares of Class A Common Stock was inadvertently filed approximately 12 days late and
(2) the initial statement of beneficial ownership on Form 3 required to be filed by Steven C. Voorhees to report his appointment as executive vice president and chief financial officer of our company was inadvertently filed approximately 16 days late.

ANNUAL REPORT ON FORM 10-K

     We will provide without charge, at the written request of any shareholder of record as of December 7, 2000, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Chief Financial Officer.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under our bylaws, only persons nominated in accordance with certain procedures will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the board of directors only if:

     - the shareholder is otherwise entitled to vote generally in the election of directors, and

     - timely notice in writing is sent to our Secretary.

     To be timely, a shareholder's notice must be received at our principal executive offices not less than 130 days prior to the meeting.

     If less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

     The shareholder's notice must set forth for each person to be nominated for election as a director:

     - the name, age, business address and residence address of the person,

     - the principal occupation or employment of the person,

     - the number of shares of each class of Common Stock beneficially owned by the person, and

     - other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act.

     The shareholder's notice must also set forth, with respect to the shareholder giving such notice:

     - the name and address of the shareholder, and

     - the number of shares of each class of Common Stock beneficially owned by the shareholder.

     We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2002 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received no later than August 21, 2000 in order to be considered for inclusion in the proxy materials to be distributed by the Board of Directors in connection with the meeting. Any shareholder proposals intended to be presented at our 2002 annual meeting of shareholders but not to be included in the board's proxy materials under Rule 14a-8 must be received no later than September 27, 2001 in order to be considered at the 2002 annual meeting. However, if we give less than 60 days' notice of our 2002 annual meeting of shareholders, then shareholder proposals intended to be presented at the meeting but not to be included in the board's proxy materials under Rule 14a-8 must be received no later than ten days after notice of the 2002 annual meeting is mailed or a press release announcing the meeting date is made.

EXPENSES OF SOLICITATION

     We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                                          By Order of the Board of Directors

                                          /s/ Robert B. McIntosh
                                          Robert B. McIntosh
                                          Secretary

     OUR ANNUAL REPORT TO SHAREHOLDERS FOR FISCAL 2000, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                                                       EXHIBIT A

                               ROCK-TENN COMPANY

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of Rock-Tenn Company's audit committee. The committee shall review and reassess the charter at least annually and review any changes to the charter with the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of Rock-Tenn's management and the Company. Members of the committee shall be considered independent if they have no relationship that, in the opinion of the Board of Directors, may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise, as such terms are interpreted in the business judgment of the Board of Directors.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Rock-Tenn management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities.

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend that the Board of Directors replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall discuss the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall submit minutes of audit committee meetings to, or discuss the matters reviewed at the committee meetings with, the Board of Directors.

                                                                       EXHIBIT B

                               ROCK-TENN COMPANY
                           2000 INCENTIVE STOCK PLAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
sec. 1. BACKGROUND AND PURPOSE..............................   B-1
sec. 2. DEFINITIONS.........................................   B-1
  2.1  Affiliate............................................   B-1
  2.2  Board................................................   B-1
  2.3  Change in Control....................................   B-1
  2.4  Code.................................................   B-1
  2.5  Committee............................................   B-1
  2.6  Director.............................................   B-1
  2.7  Fair Market Value....................................   B-1
  2.8  ISO..................................................   B-2
  2.9  Key Employee.........................................   B-2
  2.10 1933 Act.............................................   B-2
  2.11 1934 Act.............................................   B-2
  2.12 Non-ISO..............................................   B-2
  2.13 Option...............................................   B-2
  2.14 Option Certificate...................................   B-2
  2.15 Option Price.........................................   B-2
  2.16 Parent...............................................   B-2
  2.17 Permissible Transferee...............................   B-2
  2.18 Plan.................................................   B-2
  2.19 Rock-Tenn............................................   B-2
  2.20 Rule 16b-3...........................................   B-2
  2.21 Stock................................................   B-2
  2.22 Stock Grant..........................................   B-2
  2.23 Stock Grant Certificate..............................   B-2
  2.24 SAR Value............................................   B-2
  2.25 Stock Appreciation Right.............................   B-2
  2.26 Stock Appreciation Right Certificate.................   B-2
  2.27 Subsidiary...........................................   B-2
  2.28 Ten Percent Shareholder..............................   B-2
sec. 3. SHARES RESERVED UNDER PLAN..........................   B-3
sec. 4. EFFECTIVE DATE......................................   B-3
sec. 5. COMMITTEE...........................................   B-3
sec. 6. ELIGIBILITY AND ANNUAL GRANT CAPS...................   B-3
sec. 7. OPTIONS.............................................   B-4
  7.1  Committee Action.....................................   B-4
  7.2  $100,000 Limit.......................................   B-4
  7.3  Option Price.........................................   B-4
  7.4  Payment..............................................   B-4
  7.5  Exercise Period......................................   B-4
  7.6  Reload Option Grants.................................   B-5
sec. 8. STOCK APPRECIATION RIGHTS...........................   B-5
  8.1  Committee Action.....................................   B-5
  8.2  Terms and Conditions.................................   B-5
  8.3  Exercise.............................................   B-5
sec. 9. STOCK GRANTS........................................   B-6
  9.1  Committee Action.....................................   B-6
  9.2  Conditions...........................................   B-6

                                                              PAGE
                                                              ----
  9.3  Dividends and Voting Rights..........................   B-6
  9.4  Satisfaction of Forfeiture Conditions................   B-6
  9.5  Section 162(m).......................................   B-7
sec. 10. NON-TRANSFERABILITY................................   B-7
sec. 11. SECURITIES REGISTRATION............................   B-7
sec. 12. LIFE OF PLAN.......................................   B-7
sec. 13. ADJUSTMENT.........................................   B-8
  13.1 Capital Structure....................................   B-8
  13.2 Mergers..............................................   B-8
  13.3 Fractional Shares....................................   B-8
sec. 14. SALE, MERGER OR CHANGE IN CONTROL..................   B-8
sec. 15. AMENDMENT OR TERMINATION...........................   B-9
sec. 16. MISCELLANEOUS......................................   B-9
  16.1 Shareholder Rights...................................   B-9
  16.2 No Contract of Employment............................   B-9
  16.3 Withholding..........................................   B-9
  16.4 Construction.........................................   B-9
  16.5 Other Conditions.....................................   B-9
  16.6 Rule 16b-3...........................................   B-9
  16.7 Loans................................................  B-10
  16.8 Provision for Income Taxes...........................  B-10

                                    sec. 1.

                             BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interest of Rock-Tenn by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of Rock-Tenn which corresponds to the stake of each of Rock-Tenn's stockholders.

                                    sec. 2.

                                  DEFINITIONS

     2.1. Affiliate means any organization (other than a Subsidiary) that would be treated as under common control with Rock-Tenn under sec. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under sec. 414(c) of the Code.

     2.2. Board means the Board of Directors of Rock-Tenn.

     2.3. Change in Control means (1) a "change in control" of Rock-Tenn of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act,
(2) a "person" (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of Rock-Tenn, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of Rock-Tenn approve any dissolution or liquidation of Rock-Tenn or any sale or disposition of 50% or more of the assets or business of Rock-Tenn or (5) the shareholders of Rock-Tenn approve a merger or consolidation to which Rock-Tenn is a party (other than a merger or consolidation with a wholly-owned subsidiary of Rock-Tenn) or a share exchange in which Rock-Tenn shall exchange Rock-Tenn shares for shares of another corporation as a result of which the persons who were shareholders of Rock-Tenn immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     2.4. Code means the Internal Revenue Code of 1986, as amended.

     2.5. Committee means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under sec. 162(m) of the Code.

     2.6. Director means any member of the Board who is not an employee of Rock-Tenn or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Rock-Tenn.

     2.7. Fair Market Value means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with sec. 2.7(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.8. ISO means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of sec. 422 of the Code.

     2.9. Key Employee means an employee of Rock-Tenn or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Rock-Tenn.

     2.10. 1933 Act means the Securities Act of 1933, as amended.

     2.11. 1934 Act means the Securities Exchange Act of 1934, as amended.

     2.12. Non-ISO means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of sec. 422 of the Code.

     2.13. Option means an ISO or a Non-ISO which is granted under sec. 7.

     2.14. Option Certificate means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

     2.15. Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.16. Parent means any corporation which is a parent corporation (within the meaning of sec. 424(e) of the Code) of Rock-Tenn.

     2.17. Permissible Transferee means any individual or group or class of individuals, or any trust or partnership in which such individual or group or class of individuals has an interest, for which Form S-8 is available for registering interests granted under this Plan under the 1934 Act.

     2.18. Plan means this Rock-Tenn Company 2000 Incentive Stock Plan as effective as of the date adopted by the Board in 2000 and as amended from time to time thereafter.

     2.19. Rock-Tenn means Rock-Tenn Company and any successor to Rock-Tenn Company.

     2.20. Rule 16b-3 means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.21. Stock means the Class A common stock of Rock-Tenn.

     2.22. Stock Grant means Stock granted under sec. 9.

     2.23. Stock Grant Certificate means the written certificate which sets forth the terms and conditions of a Stock Grant.

     2.24. SAR Value means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under sec. 8.

     2.25. Stock Appreciation Right means a right to receive the appreciation in a share of Stock which is granted under sec. 8.

     2.26. Stock Appreciation Right Certificate means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

     2.27. Subsidiary means a corporation which is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of Rock-Tenn.

     2.28. Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Rock-Tenn, a Subsidiary or Parent.

                                    sec. 3.

                           SHARES RESERVED UNDER PLAN

     There shall (subject to sec. 13) be 2.2 million shares of Stock reserved for issuance under this Plan, and no more than such number of shares shall (subject to sec. 13) be issued in connection with the exercise of ISOs, and no more than 500,000 of such number of shares shall (subject to sec. 13) be issued under Stock Grants. Such shares of Stock shall be reserved to the extent that Rock-Tenn deems appropriate from authorized but unissued Shares of Stock and from shares of Stock which have been reacquired by Rock-Tenn. Any shares of Stock subject to an Option or Stock Grant which remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan. Any shares of Stock used to satisfy a withholding obligation shall be treated as issued under this Plan and not again become available for grants under this Plan. If the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to Rock-Tenn in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

                                    sec. 4.

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of Rock-Tenn (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such shareholder approval automatically shall be granted subject to such approval.

                                    sec. 5.

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to sec. 14 and sec. 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Rock-Tenn, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

                                    sec. 6.

                       ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Key Employees who are employed by Rock-Tenn or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted an Option to purchase (subject to sec. 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to sec. 13) more than 500,000 shares of stock unless such grant is made in connection with the initial employment of an individual or the Committee in its discretion determines that exceeding such grant caps is in Rock-Tenn's best interest.

                                    sec. 7.

                                    OPTIONS

     7.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock and, further, the Committee shall have the right to grant new Options in exchange for the cancellation of outstanding Options which have a higher or lower Option Price than the new Options. Each grant of an Option to a Key Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

     7.2. $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this sec. 7.2 in accordance with sec. 422(d) of the Code, and the Committee shall treat this sec. 7.2 as in effect only for those periods for which sec. 422(d) of the Code is in effect.

     7.3. Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

     7.4. Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

     7.5. Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of;

          (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

          (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

     An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or a Director's status as such has terminated for any reason whatsoever, including death or disability.

     7.6. Reload Option Grants. The Committee as part of the grant of an Option may provide in the related Option Certificate for the automatic grant of an additional Option as of each date that a Key Employee or Director exercises the original Option if the Key Employee or Director in connection with such exercise uses (in accordance with sec. 7.4) Stock to pay all or a part of the Option Price or uses Stock to satisfy all or a part of any related tax withholding requirement. As for each such additional Option,

          (1) the number of shares of Stock subject to the additional Option shall be no more than the number of shares of Stock used to pay the related Option Price or to satisfy the related withholding requirement,

          (2) the Option Price shall be no less than the Fair Market Value of a share of Stock on the date of the related exercise of the original Option,

          (3) the additional Option shall expire no later than the expiration date for the original Option,

          (4) the additional Option shall be subject to such other terms and conditions as the Committee deems appropriate under the circumstances, and

          (5) the additional Option shall be evidenced by a Stock Option Certificate.

                                    sec. 8.

                           STOCK APPRECIATION RIGHTS

     8.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     8.2. Terms and Conditions.

          (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee's or Director's right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee's or Director's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's or Director's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's or Director's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     8.3. Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from Rock-Tenn in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this sec. 8.3.

                                    sec. 9.

                                  STOCK GRANTS

     9.1. Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee's or Director's interest in any Stock which has been issued will become non-forfeitable.

     9.2. Conditions.

          (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Rock-Tenn pending the satisfaction of the forfeiture conditions, if any, under sec. 9.2(b) for the related Stock Grant.

          (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's or a Director's non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable under sec. 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under sec. 3 as of the date of such forfeiture.

     9.3. Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee's or a Director's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Rock-Tenn shall pay such cash dividend directly to such Key Employee or Director. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee's or a Director's interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or a Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

     9.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee's or a Director's interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

     9.5. Section 162(m). The Committee shall use its best efforts (where the Committee deems appropriate under the circumstances) to make Stock Grants to Key Employees either (1) subject to at least one condition which seems likely to result in the Stock Grant qualifying as "performance-based compensation" under sec. 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for Rock-Tenn with respect such Stock Grant.

                                    sec. 10.

                              NON-TRANSFERABILITY

     No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee's consent) be transferable by a Key Employee or a Director other than
(i) by will or by the laws of descent and distribution or (ii) to a Permissible Transferee, and no ISO shall be transferable to a Permissible Transferee. Any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Employee's or Director's lifetime only by the Key Employee or Director or by a Permissible Transferee to whom such Option or Stock Appreciation Right has been transferred under this sec. 10. The individual or individuals or person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred under this sec. 10 thereafter shall be treated as the Key Employee or Director.

                                    sec. 11.

                            SECURITIES REGISTRATION

     As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by Rock-Tenn, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Rock-Tenn, shall deliver to Rock-Tenn a written statement satisfactory to Rock-Tenn to that effect. Furthermore, if so requested by Rock-Tenn, the Key Employee or Director shall make a written representation to Rock-Tenn that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Rock-Tenn an opinion in form and substance satisfactory to Rock-Tenn of legal counsel satisfactory to Rock-Tenn that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Rock-Tenn bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Rock-Tenn of legal counsel satisfactory to Rock-Tenn that such registration is not required.

                                    sec. 12.

                                  LIFE OF PLAN

     No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of

          (1) the tenth anniversary of the effective date of this Plan (as determined under sec. 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

          (2) the date on which all of the Stock reserved under sec. 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    sec. 13.

                                   ADJUSTMENT

     13.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved for issuance under sec. 3, the annual grant caps described in sec. 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Rock-Tenn, including, but not limited to, such changes as stock dividends or stock splits.

     13.2. Mergers. The Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved for issuance under sec. 3 and the annual grant caps described in sec. 6. Furthermore, the Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code and without regard to the Stock Grant cap in sec. 3 or the annual grant caps described in sec. 6 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

     13.3. Fractional Shares. If any adjustment under this sec. 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 13 by the Committee shall be conclusive and binding on all affected persons.

                                    sec. 14.

                       SALE, MERGER OR CHANGE IN CONTROL

     If (1) Rock-Tenn agrees on any date (whether or not such agreement is subject to the approval of Rock-Tenn's shareholders) to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if (2) a tender offer is made on any date which could lead to a Change in Control (other than a tender offer by Rock-Tenn or an employee benefit plan established and maintained by Rock-Tenn) and the Board does not recommend to Rock-Tenn's shareholders that the tender offer be rejected, or if (3) there otherwise is a Change in Control of Rock-Tenn on any date, then any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed satisfied in full on such date, and the Board shall have the right (to the extent expressly required as part of such transaction, except as otherwise provided by the terms of the relevant Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period (which period shall not be less than 60 days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

                                    sec. 15.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Rock-Tenn to the extent such approval is required under applicable law and (2) no amendment shall be made to sec. 14 on or after any date described in sec. 14(1), sec. 14(2) or sec. 14(3) which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Rock-Tenn or a transaction described in sec. 13 or sec. 14.

                                    sec. 16.

                                 MISCELLANEOUS

     16.1. Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of Rock-Tenn as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. Subject to sec. 9.3, a Key Employee's or a Director's rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

     16.2. No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

     16.3. Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Stock Grant Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

     16.4. Construction. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in sec. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     16.5. Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by Rock-Tenn, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by Rock-Tenn.

     16.6. Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     16.7. Loans. If approved by the Committee, Rock-Tenn may lend money to, or guarantee loans made by a third party to, any Key Employee or Director to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock subject to a Stock Grant under this Plan, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

     16.8. Provision for Income Taxes. The Committee acting in its absolute discretion shall have the power to authorize and direct Rock-Tenn to pay a cash bonus (or to provide in the terms of a Stock Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate for Rock-Tenn to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or Stock Appreciation Right or his or her interest in the shares of Stock issued under his or her Stock Grant becoming non-forfeitable and, further, to pay any such tax liability attributable to such cash bonus.

     IN WITNESS WHEREOF, Rock-Tenn Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          ROCK-TENN COMPANY

                                          By:

    ----------------------------------------------------------------------------

                                          Date:

      --------------------------------------------------------------------------

                               ROCK-TENN COMPANY
                         PROXY FOR CLASS A COMMON STOCK
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 26, 2001

   The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 26, 2001, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect five (5) directors:

    [ ] FOR all nominees listed                                  [ ] WITHHOLD AUTHORITY to vote for
      (except as marked below to the contrary)                     all nominees listed

Stephen G. Anderson; Robert B. Currey; G. Stephen Felker; L.L. Gellerstedt, III;
                                John W. Spiegel

--------------------------------------------------------------------------------

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

Record Date Shares:

2.  To adopt and approve the Rock-Tenn Company 2000 Incentive Stock Plan.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3.  To adopt and approve the Purchase Plan Amendment.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                                                  Please be sure to sign and
                                                  date this Proxy.

                                                  Date:

--------------------------------------------------------------------------, 2000

                                                  ------------------------------

                                                  Shareholder sign here

                                                  ------------------------------

                                                  Co-owner sign here

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JANUARY 26, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                               ROCK-TENN COMPANY
                         PROXY FOR CLASS B COMMON STOCK
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 26, 2001

   The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 26, 2001, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect five (5) directors:

    [ ] FOR all nominees listed                                  [ ] WITHHOLD AUTHORITY to vote for
      (except as marked below to the contrary)                     all nominees listed

Stephen G. Anderson; Robert B. Currey; G. Stephen Felker; L.L. Gellerstedt, III;
                                John W. Spiegel

--------------------------------------------------------------------------------

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

Record Date Shares:

2.  To adopt and approve the Rock-Tenn Company 2000 Incentive Stock Plan.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3.  To adopt and approve the Purchase Plan Amendment.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                                                  Please be sure to sign and
                                                  date this Proxy.

                                                  Date:

--------------------------------------------------------------------------, 2000

                                                  ------------------------------

                                                  Shareholder sign here

                                                  ------------------------------

                                                  Co-owner sign here

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JANUARY 26, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.